Rule 424(b)(5)
Registration No. 333-58606

PRICING SUPPLEMENT NO. 6 Dated September 5, 2002 To Prospectus Dated April 20, 2001 (the “Prospectus”) WASHINGTON GAS LIGHT COMPANY MEDIUM-TERM NOTES, SERIES F DUE ONE YEAR OR MORE FROM DATE OF ISSUE

Principal Amount: $30,000,000

[X] Fixed Rate Note	[ ] Floating Rate Note
[X] Book Entry Note	[ ] Certificated Note

Issue Price (as a percentage of principal amount):	100%

Original Issue Date:	September 10, 2002

Maturity Date:	September 10, 2014

Redemption:

[X] Optional Redemption:

Type:	[X] Make-whole redemption
Make-Whole Premium: 0.20%
[ ] Other Redemption
Initial Redemption Price: ______
Initial Redemption Date: ______
Percentage amount by which Initial Redemption Price
decreases each year: ______

[  ] Other Redemption

Type: ______________________________
Redemption price: ____________
Redemption dates: Each payment date beginning ____________

Applicable Only to Fixed Rate Notes:

Interest Rate: 5.17%

Interest Payment Dates: March 15 and September 15

Applicable Only to Floating Rate Notes:

Base Rate:	Maximum Interest Rate:	______
[ ] Commercial Paper Rate	Minimum Interest Rate:	______
[ ] Prime Rate	Interest Reset Dates:	______
[ ] CD Rate	Interest Reset Period:	______
[ ] Federal Funds Effective Rate	Interest Payment Dates:	______
[ ] LIBOR	Interest Payment Period:	______
[ ] Treasury Rate	Interest Determination Dates:	______
[ ] Other Rate

Initial Interest Rate:	______
Index Maturity:	______
Spread (plus or minus):	______
Spread Multiplier:	______

This Pricing Supplement relates to the original issuance and sale by Washington Gas Light Company of the Medium-Term Notes, Series F, described herein through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Agent.